Exhibit 99.1

Synaptics Reports Results for Third Quarter Fiscal 2018

•	Revenue of $394.0 million

•	GAAP net loss per share of $0.40

•	Non-GAAP net income per diluted share of $0.92

San Jose, CA – May 9, 2018 – Synaptics Incorporated (NASDAQ: SYNA), the leading developer of human interface solutions, today reported financial results for its third fiscal quarter ended March 31, 2018.

Net revenue for the third quarter of fiscal 2018 declined 11 percent from the comparable quarter last year and declined eight percent sequentially to $394.0 million. GAAP net loss for the third quarter of fiscal 2018 was $13.7 million, or $0.40 per share.

Non-GAAP net income for the third quarter of fiscal 2018 decreased $12.5 million from the comparable quarter last year and decreased $5.8 million sequentially to $32.4 million. Non-GAAP net income per diluted share for the third quarter of fiscal 2018 was $0.92, a decrease of 28 percent from the comparable quarter last year and a decrease of 17 percent sequentially. (See below under the heading “Use of Non-GAAP Financial Information” and the attached table for a description and a reconciliation of GAAP to non-GAAP financial measures.)

“We are pleased that our financial performance for the third fiscal quarter was within our expectations despite well-documented softness at the high end of the smartphone market, and we achieved our third consecutive quarter of gross margin improvement,” stated Rick Bergman, President and CEO. “We continue to anticipate strong growth in the second half of the calendar year driven by seasonality and the rollout of new products. Synaptics’ continuing transformation into a more diversified company, including growing momentum of our consumer IoT platform, is enabling us to focus our growth priorities on products providing greater opportunities for gross margin contribution and profitability as we move forward.”

Third Quarter 2018 Business Metrics (fingerprint products classified according to type of device)

•	Revenue mix from mobile products was approximately 62 percent. Revenue from mobile products of $244.8 million was down 6 percent sequentially and down 34 percent year-over-year. Mobile products revenue includes all touchscreen, display driver, and applicable fingerprint products.

•	Approximately $21.8 million of mobile product revenue for Q3 fiscal 2017 has been reclassified as IoT revenue.

•	Revenue mix from consumer IoT products was approximately 23 percent. Revenue from consumer IoT products totaled $89.0 million and includes $23.6 million of revenue formerly classified as mobile revenue.

•	Revenue mix from PC products was approximately 15 percent. Revenue from PC products totaled $60.2 million, a sequential decrease of 2 percent and an increase of 13 percent year-over-year, and includes applicable fingerprint products.

Wajid Ali, CFO, added, “Considering our backlog of $259 million entering the June quarter, subsequent bookings, customer forecasts and product sell-in and sell-through timing patterns, and the resulting expected product mix, we anticipate revenue for the fourth quarter of fiscal 2018 to be in the range of $370 to $410 million. We expect the revenue mix from mobile, consumer IoT and PC products to be approximately 58 percent, 25 percent and 17 percent, respectively.”

Cash at March 31, 2018 was $283 million, and cash flow from operations during the third quarter of 2018 was $34 million.

Earnings Call and Supplementary Slides

The Synaptics third quarter fiscal 2018 teleconference and webcast is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET), on Wednesday, May 9, 2018, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 888-293-6960 (conference ID: 6702950). Supplementary slides and a live and archived webcast of the conference call will be accessible from the “Investor Relations” section of the company’s Website at www.synaptics.com.

About Synaptics Incorporated

Synaptics is the pioneer and leader of the human interface revolution, bringing innovative and intuitive user experiences to intelligent devices. Synaptics’ broad portfolio of touch, display, biometrics, voice, audio, and multimedia products is built on the company’s rich R&D, extensive IP and dependable supply chain capabilities. With solutions designed for mobile, PC, smart home, and automotive industries, Synaptics combines ease of use, functionality and aesthetics to enable products that help make our digital lives more productive, secure and enjoyable. (NASDAQ: SYNA) www.synaptics.com.

Join Synaptics on Twitter, LinkedIn, and Facebook, or visit www.synaptics.com.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses Non-GAAP Net Income, which we define as net income excluding share-based compensation, acquisition related costs, and certain other non-cash or recurring and non-recurring items the company does not believe are indicative of its core operating performance as a supplemental measure of operating performance. Non-GAAP Net Income is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents Non-GAAP Net Income because it considers it an important supplemental measure of its performance since it facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, acquisition related costs, and certain other non-cash or recurring and non-recurring items. Non-GAAP Net Income has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share as compared to its operating results reported under GAAP.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables that follow, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition related costs.

Acquisition related costs primarily consist of:

•	amortization of purchased intangibles, which includes acquired intangibles such as developed technology, customer relationships, trademarks, backlog, licensed technology, patents, and in-process technology when post-acquisition development is determined to be substantively complete,

•	changes in contingent consideration,

•	inventory adjustments affecting the carrying value of inventory acquired in an acquisition,

•	transitory post-acquisition incentive programs negotiated in connection with an acquired business or designed to encourage post-acquisition retention of key-employees, and

•	legal and consulting costs associated with acquisitions that have been announced and are expected to close or have closed, including non-recurring post-acquisition costs and services.

These acquisition related costs are not factored into the company’s evaluation of its ongoing business operating performance or potential acquisitions, as they are not considered as part of the company’s principal operations. Further, the amount of these costs can vary significantly from period to period based on the terms of an earn-out arrangement, revisions to assumptions that went into developing the estimate of the contingent consideration associated with an earn-out arrangement, the size and timing of an acquisition, the lives assigned to the acquired intangible assets, and the maturity of the business acquired. Excluding acquisition related costs from non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability and potential earnings volatility associated with purchase accounting and acquisition related items.

Share-based compensation.

Share-based compensation expense relates to employee equity award programs and the vesting of the underlying awards, which includes stock options, deferred stock units, market stock units and the employee stock purchase plan. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond the company’s control. As a result, the company excludes this item from its internal operating forecasts and models. The company believes that non-GAAP measures reflecting adjustments for share-based compensation provide investors with a basis to compare the company’s principal operating performance against the performance of peer companies without the variability created by share-based compensation resulting from the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Restructuring costs.

Restructuring costs consist primarily of employee severance and office closure costs, including the reversal of such costs. These costs are generally infrequent, cash-based, and designed to address cost structure inefficiencies. As a result, the company excludes restructuring costs from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that non-GAAP measures reflecting adjustments for restructuring costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by restructuring costs designed to address cost structure inefficiencies in its business.

Other non-cash items, net.

Other non-cash items, net includes non-cash amortization of debt discount and issuance costs, and the gain on redemption or the accretion of interest income on certain of the company’s investments in auction rate securities, in which the cost basis was previously written down in value. These items are excluded from non-GAAP results as either the previous write-down was excluded from non-GAAP results or the item is non-cash. Excluding other non-cash items, net from non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with other non-cash items, net.

Litigation settlement charge.

Litigation settlement charge represents our estimated or actual cost of settling material litigation claims that are unusual or infrequent. As a result, the company will exclude litigation settlement charge from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that non-GAAP measures reflecting an adjustment for litigation settlement charge provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by an infrequent litigation settlement charge designed to address non-recurring or non-routine costs.

Arbitration costs

Arbitration costs represent the cost of legal and consulting services for the arbitration of disputed matters that are unusual or infrequent. As a result, the company will exclude arbitration costs that are unusual or infrequent from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that non-GAAP measures reflecting an adjustment for arbitration costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by infrequent arbitration of disputed matters designed to address non-recurring or non-routine costs.

Equity investment loss.

Equity investment loss represents an adjustment in the book value of an equity investment in a minority owned company. The equity investment loss is a non-cash item. As a result, the company excludes equity investment loss from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that non-GAAP measures reflecting adjustments for equity investment loss provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by non-cash items.

Non-GAAP tax adjustments.

The company forecasts its long-term non-GAAP tax rate in order to provide investors with improved long-term modeling accuracy and consistency across financial reporting periods by eliminating the effects of certain items in our Non-GAAP net income and Non-GAAP net income per share, including the type and amount of deductible stock options, delivery of shares under deferred stock unit awards, market stock unit awards, and performance stock unit awards, the taxation of post-acquisition intercompany intellectual property cross-licensing or transfer transactions, and the impact of other acquisition items that may or may not be tax deductible. The company intends to evaluate its long-term non-GAAP tax rate annually for significant events, including material tax law changes in the major tax jurisdictions in which the company operates, corporate organizational changes related to acquisitions or tax planning opportunities, and substantive changes in our geographic earnings mix.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as ”expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 24, 2017, and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this release.

For more information contact:

Jennifer Jarman

The Blueshirt Group

415-217-5866

jennifer@blueshirtgroup.com

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In millions except share data)

(Unaudited)

	March 31,	June 30,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$283.4	$367.8
Accounts receivables, net of allowances of $2.6	258.2	255.2
Inventories	108.5	131.4
Prepaid expenses and other current assets	16.0	37.6

Total current assets	666.1	792.0

Property and equipment at cost, net	118.7	113.8
Goodwill	404.2	206.8
Purchased intangibles, net	209.4	101.0
Non-current other assets	45.3	53.1

Total assets	$1,443.7	$1,266.7

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$132.1	$135.8
Accrued compensation	18.2	31.9
Income taxes payable	16.7	17.2
Acquisition-related liabilities	8.7	8.7
Other accrued liabilities	91.2	101.8
Current portion of long-term debt	—	15.0

Total current liabilities	266.9	310.4

Long-term debt	—	202.0
Convertible notes, net	446.5	—
Deferred tax liabilities	6.1	—
Other long-term liabilities	28.3	14.1

Total liabilities	747.8	526.5

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 120,000,000 shares authorized; 62,234,111 and 60,579,911 shares issued, and 34,594,235 and 34,638,435 shares outstanding, respectively	0.1	0.1
Additional paid in capital	1,160.3	1,004.8
Less: 27,639,876 and 25,941,476 treasury shares, respectively, at cost	(1,073.9)	(980.3)
Accumulated other comprehensive income	1.5	1.5
Retained earnings	607.9	714.1

Total stockholders’ equity	695.9	740.2

Total liabilities and stockholders’ equity	$1,443.7	$1,266.7

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Net revenue	$394.0	$444.2	$1,241.8	$1,291.7
Acquisition related costs (1)	21.3	11.7	91.4	35.9
Cost of revenue	249.8	297.8	797.9	859.0

Gross margin	122.9	134.7	352.5	396.8
Operating expenses
Research and development	91.0	71.6	268.0	218.5
Selling, general, and administrative	36.4	38.1	110.4	105.0
Acquisition related costs, net (2)	5.6	2.4	17.1	9.3
Restructuring costs (3)	2.2	0.3	10.2	7.3
Litigation settlement charge	—	10.0	—	10.0

Total operating expenses	135.2	122.4	405.7	350.1

Operating income/(loss)	(12.3)	12.3	(53.2)	46.7
Interest and other income/(expense), net	(4.7)	(1.5)	(15.4)	(1.8)

Income/(loss) before provision/(benefit) for income taxes	(17.0)	10.8	(68.6)	44.9
Provision/(benefit) for income taxes	(3.9)	6.3	52.6	13.9
Equity investment loss	(0.6)	—	(1.4)	—

Net income/(loss)	$(13.7)	$4.5	$(122.6)	$31.0

Net income/(loss) per share:
Basic	$(0.40)	$0.13	$(3.61)	$0.89

Diluted	$(0.40)	$0.13	$(3.61)	$0.87

Shares used in computing net income/(loss) per share:
Basic	34.5	34.8	34.0	34.9

Diluted	34.5	35.4	34.0	35.7

(1)	These acquisition related costs consist primarily of amortization of acquired intangible assets and inventory fair value adjustments associated with acquisitions.
(2)	These acquisition related costs, net consist primarily of amortization associated with certain acquired intangible assets as well as transitory acquisition related compensation plans.
(3)	Restructuring costs primarily include severance costs and facility consolidation costs associated with operational restructurings and acquisitions.

SYNAPTICS INCORPORATED

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In millions except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
GAAP gross margin	$122.9	$134.7	$352.5	$396.8
Acquisition related costs	21.3	11.7	91.4	35.9
Share-based compensation	0.9	0.6	2.3	1.7

Non-GAAP gross margin	$145.1	$147.0	$446.2	$434.4

GAAP gross margin - percentage of revenue	31.2%	30.3%	28.4%	30.7%
Acquisition related costs - percentage of revenue	5.4%	2.7%	7.4%	2.8%
Share-based compensation - percentage of revenue	0.2%	0.1%	0.1%	0.1%

Non-GAAP gross margin - percentage of revenue	36.8%	33.1%	35.9%	33.6%

GAAP research and development expense	$91.0	$71.6	$268.0	$218.5
Acquisition and integration related costs	—	—	(0.4)	—
Share-based compensation	(10.0)	(8.7)	(28.9)	(25.0)

Non-GAAP research and development expense	$81.0	$62.9	$238.7	$193.5

GAAP selling, general, and administrative expense	$36.4	$38.1	$110.4	$105.0
Acquisition and integration related costs	—	—	(1.5)	—
Arbitration costs	(2.0)	—	(2.0)	—
Share-based compensation	(7.9)	(6.8)	(21.9)	(19.6)

Non-GAAP selling, general, and administrative expense	$26.5	$31.3	$85.0	$85.4

GAAP operating income/(loss)	$(12.3)	$12.3	$(53.2)	$46.7
Acquisition related costs	26.9	14.1	110.4	45.2
Arbitration costs	2.0	—	2.0	—
Share-based compensation	18.8	16.1	53.1	46.3
Restructuring costs	2.2	0.3	10.2	7.3
Litigation settlement charge	—	10.0	—	10.0

Non-GAAP operating income	$37.6	$52.8	$122.5	$155.5

GAAP net income/(loss)	$(13.7)	$4.5	$(122.6)	$31.0
Acquisition related costs	26.9	14.1	110.4	45.2
Share-based compensation	18.8	16.1	53.1	46.3
Restructuring costs	2.2	0.3	10.2	7.3
Litigation settlement charge	—	10.0	—	10.0
Arbitration costs	2.0	—	2.0	—
Other non-cash items, net	4.3	0.3	14.3	(1.4)
Equity investment loss	0.6	—	1.4	—
Non-GAAP tax adjustments	(8.7)	(0.4)	36.9	(5.9)

Non-GAAP net income	$32.4	$44.9	$105.7	$132.5

GAAP net income/(loss) per share - diluted	$(0.40)	$0.13	$(3.61)	$0.87
Acquisition related costs	0.78	0.40	3.25	1.27
Share-based compensation	0.55	0.46	1.56	1.30
Restructuring costs	0.06	0.01	0.30	0.20
Litigation settlement charge	—	0.28	—	0.28
Arbitration costs	0.06	—	0.06	—
Other non-cash items, net	0.12	—	0.42	(0.04)
Equity investment loss	0.02	—	0.04	—
Non-GAAP tax adjustments	(0.25)	(0.01)	1.09	(0.17)
Non-GAAP share adjustment	(0.02)	—	(0.05)	—

Non-GAAP net income per share - diluted	$0.92	$1.27	$3.06	$3.71

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED CASH FlOWS

(In millions)

(Unaudited)

	Nine Months Ended
	March 31,
	2018	2017
Net Income/(loss)	$(122.6)	$31.0

Non-cash operating items	176.1	103.4
Changes in working capital	83.6	(29.9)

Provided by operations	137.1	104.5

Acquisition of businesses	(396.4)	—
Fixed asset & intangible asset purchases	(35.2)	(26.1)
Proceeds from sales and maturities of investments	—	7.5
Investment in direct financing lease	—	(15.8)

Used in investing	(431.6)	(34.4)

Treasury shares purchased	(93.6)	(88.0)
Equity compensation, net	10.2	10.8
Debt related, net	293.4	(15.0)

Provided by/(Used in) financing	210.0	(92.2)

Effect of exchange rate changes on cash and cash equivalents	0.1	(1.0)

Net change in cash and cash equivalents	(84.4)	(23.1)

Cash and cash equivalents at beginning of period	367.8	352.2

Cash and cash equivalents at end of period	$283.4	$329.1

Cash paid for taxes	$26.0	$21.5

Cash refund on taxes	$1.0	$10.0